UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 16, 2022

Date of Report (Date of earliest event reported)

_____________________

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices) (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class Common Stock $0.01 par value per share	Trading Symbol SGMA	Name of each exchange on which registered The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

On September 16, 2022, the Company held its 2022 Annual Meeting of Stockholders. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and Regulation 14A thereunder for the purpose of (i) electing one Class II Director to hold office until the 2025 Annual Meeting of Stockholders, (ii) providing approval to adopt the Certificate of Amendment of Certificate of Incorporation attached as Appendix A in the Company’s Proxy Statement filed on EDGAR on August 29, 2022, which will remove the creditor compromise provision that is contained in Article NINTH in the Company’s present Certificate of Incorporation (iii) ratifying the selection of BDO USA, LLP as registered public accountants of the Company for the fiscal year ending April 30, 2023, (iv) providing approval, on an advisory basis, of compensation of the Company’s named Executive Officers as used in the Company’s Proxy Statement filed on EDGAR on August 29, 2022, and initially mailed to stockholders on that date (the “2022 Proxy Statement”) (v) providing, on an advisory basis, a recommendation regarding the frequency of future advisory votes on executive compensation and (vi) transacting such other business as may properly come before the Annual Meeting or any adjournment thereof. Each holder of common stock was entitled to one vote for each share held on the record date.

The following individual was elected as Class II Director to hold office until the 2025 Annual Meeting of Stockholders: Paul J. Plante. The number of shares cast for, against/withheld, and abstentions and broker non-votes, with respect to the nominee were as follows:

Nominee	For	Against / Withheld	Broker Non-Votes

Paul J. Plante	2,164,662	244,064	1,272,014

The following persons are directors of the Company whose current term extends beyond the 2022 Annual Meeting of Stockholders: Gary R. Fairhead, Dilip S. Vyas, Linda K. Frauendorfer, Thomas W. Rieck and Bruce J. Mantia. There was no solicitation in opposition to management’s nominees for directors.

On the proposal for the stockholders to approve and adopt the Certificate of Amendment of the Certificate of Incorporation of the Company, a total of 2,159,146 shares voted in favor, 243,013 shares voted against, 6,467 shares abstained and there were 1,272,014 broker non-votes cast.  The approval by a majority of the outstanding shares of the Company’s common stock is needed to pass the proposal.  Because only 35.56% of the outstanding shares of the Company’s common stock voted in favor, the proposal did not pass.

The stockholders voted to approve the ratification of the selection of BDO USA, LLP as registered public accountants for the Company for the fiscal year ending April 30, 2023. A total of 3,633,991 shares were cast for such ratification, 34,842 shares were voted against, 11,902 shares were abstained.

The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named Executive Officers. A total of 2,280,427 shares were cast for such approval, 78,255 shares voted against/withheld, 50,044 shares abstained and there were 1,272,014 shares represented by broker non-votes with respect to such approval.

The stockholders voted to provide, on an advisory basis, a recommendation that future advisory votes on executive compensation be held once every year. A total of 1,635,110 shares were cast in favor of making a recommendation that such future advisory votes on executive compensation be held once every year, 26,325 shares were cast in favor of making a recommendation that such future advisory votes be held once every two years, 717,197 shares were cast in favor of making a recommendation that such future advisory votes be held once every three years and 30,094 shares abstained with respect to such votes and there were 1,272,014 shares represented by broker non-votes with respect to such recommendation.

The stockholders voted to approve to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. A total of 1,612,505 shares were cast for such ratification, 734,964 shares were voted against, 61,257 shares were abstained.

ITEM 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

Exhibit 104Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2022		SIGMATRON INTERNATIONAL, INC.

	By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: Chief Executive Officer